                                                                      EXHIBIT 32



          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of LPA Holding Corp. and La Petite Academy, Inc. (the "Companies") on Form 10-Q for the quarterly period ended January 10, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary A. Graves, Chief Executive Officer and I, Neil P. Dyment, Chief Financial Officer of the Companies, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/s/ Gary A. Graves                                   /s/ Neil P. Dyment

Gary A. Graves                                       Neil P. Dyment
Chief Executive Officer                              Chief Financial Officer
February 23, 2004                                    February 23, 2004


A signed original of this written statement required by Section 906 has been provided to the Companies and will be retained by the Companies and furnished to the Securities and Exchange Commission or its staff upon request.